EXHIBIT 99.1

Franchise Group, Inc. to Acquire Pet Supplies Plus for $700 Million

  Expected to be Materially Accretive to Earnings in 2021
  Added Diversification and Scale to Lower Overall Cost of Capital
  Expected Pro Forma Net Total Leverage of Under 3.4x

ORLANDO, Fla., Jan. 25, 2021 (GLOBE NEWSWIRE) -- Franchise Group, Inc. (NASDAQ: FRG) (“Franchise Group” or the “Company”) today announced that it has entered into a definitive agreement under which it will acquire Pet Supplies Plus (“PSP”), a leading omnichannel retail chain and franchisor of pet supplies and services, in an all cash transaction valued at approximately $700 million from affiliates of Sentinel Capital Partners (the “Transaction”). Additionally, the Company estimates that the net present value of the tax benefits related to the Transaction are expected to be approximately $100 million. The Transaction is expected to close in March 2021 and result in systemwide annualized revenue for Franchise Group, defined as total sales for both franchise and Company units, of more than $3.6 billion.

Founded more than 30 years ago, PSP is a mature and rapidly growing pet industry franchisor with a footprint of more than 500 locations, of which almost 60% are franchised. PSP is the leading franchisor in the pet industry, with superior unit economics and a turnkey franchise system driving a backlog of more than 185 new stores in various stages of development nationwide. PSP has a diversified revenue model comprised of corporate store revenue, royalties and revenue from internal distribution to franchisees. Additionally, PSP has developed broad and deep omnichannel capabilities, offering its neighbors varied cost-competitive shopping options through its convenient neighborhood locations, direct-to-consumer local delivery and buy-online-pickup-in-store model.

Brian Kahn, President & CEO of Franchise Group said, “We look forward to welcoming Pet Supplies Plus, its management team, employees, franchisees and neighbors to Franchise Group when this Transaction closes. PSP adds another franchise concept with strong unit economics, diversification into an economically resilient and secularly growing pet industry, and a brand that has and will continue to experience robust unit expansion from its franchise system. The additional scale and diversification that PSP will afford Franchise Group is expected to immediately lead to lower costs of capital and expanded free cash flow generation. We look forward to partnering with PSP’s outstanding and long tenured management team to accelerate their already ambitious expansion plans while leveraging Franchise Group’s best practice functions to drive incremental efficiencies.”

For fiscal year 2020, PSP is estimating total systemwide revenue of approximately $1.2 billion, company revenue of over $825 million and Adjusted EBITDA of nearly $80 million.  Franchise Group estimates that the Transaction and the Financing, described below, will be immediately accretive to its Non-GAAP EPS in 2021. Franchise Group management will update its guidance inclusive of PSP upon closing the Transaction.

Closing of the Transaction is subject to the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as well as other customary closing conditions.

In connection with the signing of the definitive agreement, Franchise Group entered into commitments arranged by J.P. Morgan, Citizens Bank and Credit Suisse for $1.3 billion in new term loan credit facilities to refinance the Company’s existing term loan for its Buddy’s Home Furnishings, American Freight and Liberty Tax businesses and provide acquisition financing for the Transaction, including commitments from an affiliate of B. Riley Financial for up to $300 million in unsecured financings (the “Financing”).

B. Riley Securities served as financial advisor and Willkie Farr & Gallagher LLP served as legal counsel to Franchise Group.  Piper Sandler, North Point, and Baird served as financial advisors to Pets Supplies Plus and Kramer Levin provided legal counsel.

Conference Call Information
Franchise Group will conduct a conference call today at 8:45 A.M. ET to discuss the Transaction and the Financing.  A real-time webcast of the conference call with slides will be available on the Events page of Franchise Group’s website at www.franchisegrp.com which will remain available under the “Past Events” portion of the Events page following the conference call. The conference call can also be accessed live via telephone at (877) 784-1793. The passcode is 5164976. Please dial in 5-10 minutes prior to the scheduled start time.

About Franchise Group
Franchise Group is an operator of franchised and franchisable businesses that continually looks to grow its portfolio of brands while utilizing its operating and capital allocation philosophy to generate strong cash flow for its shareholders.  Franchise business lines include Liberty Tax Service, Buddy’s Home Furnishings, American Freight and The Vitamin Shoppe.  On a combined basis, Franchise Group currently operates over 4,100 locations predominantly located in the U.S. and Canada that are either Company-run or operated pursuant to franchising agreements.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, those that contain, or are identified by, words such as “outlook”, “guidance”, “believes”, “expects”, “potential”, “continues”, “may”, “will”, “should”, “predicts”, “intends”, “plans”, “estimates”, “anticipates”, “could” or the negative version of these words or other comparable words. Forward-looking statements include, without limitation, projections, predictions, expectations, or beliefs about future events or results and are not statements of historical fact, including the Company’s expectations regarding its financial condition, statements relating to the Transaction, the Financing and anticipated benefits resulting therefrom, the performance of PSP and the success of PSP its strategic growth plans if the Transaction and/or the Financing are consummated, which are subject to various significant risks and uncertainties, many of which are outside of the control of the Company and the effects of the coronavirus (COVID-19) pandemic on economic conditions and the industry in general, the success of its financing efforts and the financial position and operating results of the Company. Such forward-looking statements are based on various assumptions as of the time they are made, and are inherently subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are often accompanied by words that convey projected future events or outcomes such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” “intend,” “will,” “may,” “view,” “opportunity,” “potential,” or words of similar meaning or other statements concerning opinions or judgment of the Company or its management about future events. Although the Company believes that its expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance, or achievements of the Company will not differ materially from any projected future results, performance or achievements expressed or implied by such forward-looking statements. Actual future results, performance or achievements may differ materially from historical results or those anticipated depending on a variety of factors, many of which are beyond the control of the Company. Additional factors that could cause actual results to differ materially from forward-looking statements include, among others, the risk that the Transaction and/or the Financing may not be completed in a timely manner or at all, which may adversely affect the business and stock price of the Company; the risk of any event, change or other circumstance that could give rise to the termination of the equity purchase agreement; the effect of the announcement or pendency of the Transaction on the ability of the Company and PSP to retain and hire key personnel and maintain relationships with their franchisees, customers, suppliers, partners and others with whom they do business, or on their respective operating results and business generally; risks associated with the diversion of management’s attention from ongoing business operations due to the Transaction and/or the Financing; legal proceedings related to the Transaction and/or the Financing; costs, charges or expenses resulting from the Transaction and/or the Financing; growth of the franchise base at PSP; the strength of the economy; changes in the overall level of consumer spending; the performance of the products and services of the Company and PSP within the prevailing retail or other business environment; implementation of the strategy of the Company and PSP; maintaining appropriate levels of inventory; changes in tax policy; or the failure to satisfy any of the other conditions to the completion of the Transaction and/or the Financing. We refer you to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Transition Report on Form 10-K/T for the transition period ended December 28, 2019, and comparable sections of the Company’s Quarterly Reports on Form 10-Q and other filings, which have been filed with the SEC and are available on the SEC’s website at www.sec.gov. All of the forward-looking statements made in this press release are expressly qualified by the cautionary statements contained or referred to herein. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on the Company or its business or operations. Readers are cautioned not to rely on the forward-looking statements contained in this press release. Forward-looking statements speak only as of the date they are made and the Company does not undertake any obligation to update, revise or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.

Franchise Group Investor Relations Contact:
Andrew F. Kaminsky
EVP & Chief Administrative Officer
Franchise Group, Inc.
akaminsky@franchisegrp.com
(914) 939-5161